Exhibit (c)(vii)

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions D I S C U S S I O N M AT E R I A L S Project Tempest A P R I L 2 0 2 4

C O N F I D E N T I A L DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Disclaimer P R O J E C T T E M P E S T The information herein has been prepared by Lazard based upon information supplied by Thoughtworks Holding, Inc . (the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company . We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity . With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company . We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based . The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise . These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard ; provided, however, that you may disclose to any and all persons the U . S . federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure . Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice .

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Today’s Meeting Topics P R O J E C T T E M P E S T Recent Performance Overview  Tempest stock price and financial performance  1  2 Review of Lazard Diligence  Tempest headwinds and mitigation strategy  Tempest Management’s 2024 plan  Tempest Management’s 5 - year plan  3 Valuation Overview  Preliminary valuation analysis based on various methodologies  4 Analysis of Atlas Offer  Overview of Atlas Proposal  Next steps 3

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions 3 Q4’23 (February 27, 2024) Tempest missed Q4’23 consensus Revenue by 6% and Q4’23 consensus Adjusted EBITDA by 55% Tempest Recent Stock Price Performance P R O J E C T T E M P E S T Source: Company filings and FactSet as of 4/25/2024. Tempest Share Price Performance Since June 2023 1.50 2.50 3.50 4.50 5.50 6.50 7.50 $8.50 1 2% % Denotes share price reaction to earnings release (29%) (26%) +14% 3 Q2’23 (August 8, 2023) Tempest missed Q2’23 consensus Revenue by 5% and consensus Adjusted EBITDA by 36% , and revised CY’23 Revenue and Adjusted EBITDA guidance downwards by 10% and 41%, respectively 2 Q3’23 (November 7, 2023) Tempest beat Q3’23 consensus Revenue by 1% and consensus Adjusted EBITDA by 20% and narrowed the FY’23 Revenue guidance range, while revising FY’23 Adjusted EBITDA guidance downwards 3% Commentary 1 1 ($ per share) Tempest’s share price has struggled in light of its operational challenges and underperformance vs. street expectations 4 Q1’24 (May 7, 2024) Tempest expects to report a slight beat on Revenue but a miss on Adjusted EBITDA 4 4

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Tempest Recent Financial Performance 1 ($ in millions) Due to recent performance, 2024 estimates have deteriorated and are now materially below expectations for peers CY’24E Revenue Growth Consensus 15% 12% (12%) 3% 2% 6% 6/13/23 4/25/24 21% 19% 18% 8% Tempest 19% Diversified IT 19% Services Digital IT Services 6/13/23 4/25/24 CY’24E Adjusted EBITDA Margin Consensus Digital IT Services Diversified IT Services Tempest Revenue Adjusted EBITDA $307 $287 $280 $252 $249 (7%) (15%) (17%) (20%) (19%) Q1'23A Q2'23A Q3'23A Q4'23A Q1'24A $35 $29 $34 $14 $6 11% 10% 12% 5% 3% Q1'23A Q2'23A Q3'23A Q4'23A Q1'24A Source: Note: Tempest Management and FactSet as of 4/25/2024. Tempest metrics based on Tempest Management Plan. Tempest Adjusted EBITDA excludes stock - based compensation, associated payroll taxes and non - recurring items. Peer comparable company EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. Organic revenue growth figures are shown where available. Y/Y Organic Growth (%) Margin (%) 5

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

2 Tempest Headwinds and Mitigation Strategy

Tempest is only partially through a major reorganization undertaken in response to the challenging market environment

Market Trends / Headwinds

- Difficult demand environment – clients focused on efficiencies
- Reduced digital transformation budgets since 2022
- Desire for lower cost / offshore services vs. premium consulting
- Pricing pressure and smaller deal sizes
- Vendor consolidation

Impact on Tempest

- Downsizing / cancelation of projects
- Longer sales cycles
- Skill mismatch: too many onshore vs. offshore
- Federated model; hard to manage delivery / margins
- Lower ABR and utilization
- Difficulty projecting business / performance
- Necessity to migrate from inbound to outbound GTM

Mitigation Actions / Strategy

- 2023 reorganization toward consolidated delivery and major (~$80m annual) cost cutting
- Tempest still managing through operational reorganization and GTM transition
- 2024 acceleration of cost cutting to better manage utilization in light of market
- Longer term focus on growing offshore (India, LatAm) presence to capture higher margin delivery revenue

LAZARD

6

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Globant, 16.1x Endava, 8.4x Accenture, 13.3x EPAM, 14.9x Capgemini, 10.3x Cognizant, 8.5x 10% Tempest Management Plan 5% 15% 20% 25% (10%) (5%) 0% 5% 10% 15% 20% P R O J E C T T E M P E S T 2 Tempest Management Plan CY2024E Benchmarking 1 Q1 2024A Q2 2024E Q3 2024E Q4 2024E CY 2024E Tempest Management Plan: 2024 Forecast ($ in millions unless otherwise noted) Tempest’s plan contemplates material cost cuts beginning in Q2’24 to deliver higher margins in 2H’24; Tempest expected to underperform peers for the year Adj. Y/Y EBITDA Growth Margin CY2024E EBITDA Margin CY2024E Revenue Growth 2 Revenue Adjusted EBITDA Digital IT Services Peers Source: Tempest Management Plan, Tempest Management and FactSet as of 4/25/2024. Note: All EBITDA figures shown are Adjusted EBITDA presented on a like - for - like basis excluding stock - based compensation. 1 Peer multiples shown represent EV / CY2024E Adj. EBITDA multiples. 2 Organic revenue growth figures are shown where available. Diversified IT Services Peers 9% (8%) 12% +3% 13% (4%) 8% (10%) 3% (19%) $1,037 H2 Adj. EBITDA: $65m H1 Adj. EBITDA: $27m $268 $261 $249 $259 $92 $34 $31 $6 $20 7

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

2 Tempest Management Plan: Long Term Forecast

($ in millions)


Actuals
Tempest Management Plan
CY'20A
CY'21A
CY'22A
CY'23A/E
CY'24E
CY'25E
CY'26E
CY'27E
CY'28E
Revenue
Organic growth¹ (%)
+4%
+31%
+19%
(15%)
(8%)
+11%
+21%
+20%
+20%
$803
$1,070
$1,296
$1,127
$1,037
$990
$1,152
$1,070
$1,396
$1,676
$2,004
Adjusted Gross Profit²
Adj. Gross Profit Margin (%)
42%
44%
42%
36%
36%
39%
41%
42%
41%
$337
$473
$540
$407
$370
$319
$451
$362
$576
$697
$828
Adjusted EBITDA³
Adj. EBITDA Margin (%)
19%
21%
20%
10%
9%
13%
17%
18%
19%
$153
$224
$257
$112
$92
$81
$155
$125
$235
$307
$380

Mgmt. Observations & Assumptions

- 8% organic decline in CY'24E due to ongoing macro weakness and reorg-related disruptions, increasing to +20% growth by 2026 as assumed market recovery brings demand back to historical levels
- Gross Margins to remain low in CY'24E due to recent declines in ABR and slower-than-hoped cost cutting, rising from CY'25E onwards to ~40% as utilization hits historical highs and ABR growth exceeds wage growth
- EBITDA margins approx. double by 2026 due to Gross Margin gains above, S&M efficiencies and ~100 basis points per year of other (non-S&M) operating margin improvements

● Tempest Broker Consensus

Source: Tempest Management Plan, Tempest Management and FactSet as of 4/25/2024.
1 Represents organic revenue growth, adjusted for contributions from acquisitions, unadjusted for foreign exchange effects.
2 Excludes stock-based compensation, associated payroll taxes and D&A.
3 Excludes stock-based compensation, associated payroll taxes and non-recurring items.

LAZARD

8

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

2 Tempest Management Plan: Key KPIs

($ in millions unless otherwise stated)

Utilization Rate (%) and Professional Services Headcount Growth


+25%
+17%
+25%
+32%
(5%)
(8%)
+8%
+17%
+18%
+19%
65.9%
66.6%
65.2%
66.9%
62.9%
62.9%
67.2%
67.9%
67.9%
67.9%
67.9%
2018A
2019A
2020A
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
Utilization Rate
Avg. PS HC % Y/Y Growth

Historically unprecedented utilization rates driven by transition to DECs and other operational initiatives (e.g. utilization targets), and simultaneous high teens forecast headcount growth due to assumed market rebound

Average Bill Rate (ABR) and Average Wages, Indexed (as of Q4'24)


100
101
102
103
103
104
104
105
105
106
106
107
107
108
108
109
110
100
99
99
99
100
99
99
100
100
100
101
101
102
101
102
102
103
Q4 24
Q1 25
Q2 25
Q3 25
Q4 25
Q1 26
Q2 26
Q3 26
Q4 26
Q1 27
Q2 27
Q3 27
Q4 27
Q1 28
Q2 28
Q3 28
Q4 28
ABR (Indexed = 100 as of Q4'24)
Avg. Wages (Indexed = 100 as of Q4'24)

ABR growth (driven by market rebound and Revenue mix shift towards consulting) forecast to outpace wage growth (kept down by hiring plans skewed towards lower end / junior roles)

Sales & Marketing Expense (as a % of Revenue)


8%
7%
6%
6%
6%
8%
9%
9%
9%
9%
8%
$647
$772
$803
$1,070
$1,296
$1,127
$1,037
$1,152
$1,396
$1,676
$2,004
$49
$52
$46
$69
$80
$92
$98
$104
$121
$143
$169
2018A
2019A
2020A
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
Total S&M
Total Revenue
S&M % of Revenue

Increasing S&M efficiency driven by market rebound (and its impact on sales productivity) and 2024's unproven S&M transformation bearing fruit

Other Operating Expenses (SG&A less S&M, as a % of Revenue)


19%
19%
17%
17%
16%
18%
17%
17%
16%
15%
14%
$647
$772
$803
$1,070
$1,296
$1,127
$1,037
$1,152
$1,396
$1,676
$2,004
$126
$145
$139
$179
$210
$205
$180
$192
$219
$247
$279
2018A
2019A
2020A
2021A
2022A
2023A
2024E
2025E
2026E
2027E
2028E
Total SG&A less S&M
Total Revenue
Total SG&A less S&M, as a % of Revenue

Increasing operating efficiency from economies of scale and operating initiatives (e.g. reducing average seniority of roles over time)

LAZARD

Source: Tempest Management Plan and Tempest Management.

9

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

2 Potential Opportunities and Challenges in the Tempest Management Plan

Tempest management has highlighted the following opportunities and challenges related to executing the Tempest Management Plan

Key Opportunities

- High long-term growth potential given large digital services TAM and small relative share
- Historical precedent of rebounding to 20%+ growth following downturns
- Ongoing restructuring and cost reduction initiatives
- Ongoing reorganization / conversion of federated model to global and regional model
- Planned further reorganization in future to align capabilities around global industry verticals
- Capitalizing on successful transition to outbound GTM
- Transition to higher margin offshore delivery centers (e.g. India)

Key Challenges

- No clear catalysts for demand recovery
- Lack of visibility in business; short-term nature of pipeline
- 2024 guidance heavily backend loaded to H2
- Nascent outbound / GTM capabilities
- Ability to raise ABR / pricing as market recovers given more offshore exposure
- Cultural and project delivery headwinds related to restructuring and reorganization initiatives
- Lack of consensus among regional and senior management around implementation of restructuring / reorganization

Key Questions

- Timing of rebound?
- Execution risk of reorg plan?
- Management / leadership in place to lead turnaround?

LAZARD

Source: Tempest Management.

10

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

3 Overview of Valuation Methodologies Applied

Public Comparables *(Management Plan)*		• Relative valuation analysis based on selected comparable public companies, including Digital IT services peers and Diversified IT services peers – Analysis applies CY2024E and CY2025E Adjusted EBITDA peer multiples to Tempest Management Plan's projected CY2024E and CY2025E Adjusted EBITDA of $92m and $155m, respectively
Precedent Transactions		• Relative valuation analysis based on selected comparable IT services transactions – Analysis applies LTM Adjusted EBITDA deal multiples to Tempest's LTM (as of 3/31/24) Adjusted EBITDA of $83m
DCF		• Discounted Cash Flow analysis based on Tempest Management Plan (5-year projections) – Net Operating Losses (NOLs) valued separately based on Tempest Management Plan's projected NOL depletion schedule and added to DCF-implied valuation – NOL valuation excludes entities for which the benefit of NOL depletion is already incorporated into Tempest's effective tax rate
REFERENCE ONLY	Public Comparables *(Consensus)*	• Relative valuation analysis based on selected comparable public companies, including Digital IT services peers and Diversified IT services peers – Analysis applies CY2024E and CY2025E Adjusted EBITDA peer multiples to consensus projected CY2024E and CY2025E Adjusted EBITDA of $81m and $125m, respectively
REFERENCE ONLY	52-Week Trading Range	• Low and high range of Tempest's closing stock prices over last 52 weeks
REFERENCE ONLY	Analyst Price Targets	• Low and high range of broker target prices for Tempest
REFERENCE ONLY	Premia	• Historical premia analysis – Precedent all-cash technology and IT services public company majority acquisitions by financial sponsors – Precedent public minority transactions by a controlling shareholder

LAZARD

Source: Tempest Management.

11

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Preliminary Valuation Summary ($ in billions except per share values unless otherwise stated) P R O J E C T T E M P E S T Source: Note: Company filings, Wall Street research and FactSet as of 4 / 25 / 2024 . 1 Implied share prices based on Tempest’s balance sheet and FDSO as of 3 / 31 / 2024 . Assumes 2 acquisition of Watchful assets/talent announced 4 / 17 / 2024 is valued in line with $ 2 . 525 m 3 purchase price (including $ 1 . 25 m contingent consideration ; no valuation premium or discount to purchase price) . As of 3/31/2024. Applied to Tempest current/unaffected price (4/25/2024). Represents controlling shareholder final bid premia to unaffected share price prior to offer announcement or market rumors for minority stakes in public companies. Input Implied Share Price ($) Implied EV Commentary $92m EV / CY2024E Adjusted EBITDA Public Comparables  Based on EV/CY2024E Adjusted EBITDA multiples of global peers  Low: 9.0x (25 th percentile of global peers: 9.0x)  High: 14.5x (75 th percentile of global peers: 14.5x) $0.8 – $1.3 .24 $3 $1.78 $3.20 $155m EV / CY2025E Adjusted EBITDA  Based on EV/CY2025E Adjusted EBITDA multiples of global peers  Low: 8.5x (25 th percentile of global peers: 8.3x)  High: 13.0x (75 th percentile of global peers: 12.9x) .18 $1.3 – $2.0 $5  Based on EV/LTM Adjusted EBITDA multiples of precedent comparable IT services transactions  Low: 9.5x (Sitel Group/Sykes: 9.4x) $83m 1 EV / LTM Adjusted EBITDA Precedent Transactions $0.8 – $1.4 47 $3. $1.68  High: 17.0x (Capgemini/iGate: 17.0x)  Based on Tempest Management Plan  WACC of 12.0% – 16.0%, Terminal Value multiple of 9.0x – 14.5x NTM Adjusted EBITDA $10.13 $2.1 – $3.8 .48 $5 5 - year Plan Tempest Management Plan DCF  Based on EV/CY2024E Adjusted EBITDA multiples of global peers (9.0x to 14.5x as above) $0.7 – $1.2 .81 $2 $1.51 $81m EV / CY2024E Adj. EBITDA (Consensus) For Reference Only  Based on EV/CY2025E Adjusted EBITDA multiples of global peers (8.5x to 13.0x as above) $2.48 $125m EV / CY2025E Adj. EBITDA (Consensus) $1.1 – $1.6 07 $4.  52 - Week High close of $8.24 on 5/31/23  52 - Week Low close of $2.26 on 4/17/24 $8.24 $1.0 – $3.1 $2.26 $2.26 to $8.24 52 - Week Trading Range $3.00 $3.00 to $6.00 Analyst Price Targets  Wedbush Securities (4/12/24): Price target of $6.00  TD Cowen (4/16/24): Price target of $3.00 $6.00 $1.2 – $2.3  Based on premia paid in selected precedent minority transactions by Controlling Sh t a h reholder th 2,3  Low: 37% (25 percentile); High: 78% (75 percentile) $1.3 – $1.7 .15 $4 $3.19 37% to 78% Minority Squeeze - Outs Premia  Based on premia paid by Financial Sponsor acquirors in all - cash tech and IT servic th es majority transactions th 2  Low: 25% (25 percentile); High: 57% (75 percentile) $1.2 – $1.5 $3.66 $2.91 25% to 57% Tech and IT Services Premia $4.00 – Atlas Offer (3/22/24) $2.33 - Current (4/25/24) 3 12

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

4 Overview of the Atlas Proposal Submitted on 3/22/2024

Offer Value	• Atlas proposes to acquire all outstanding shares of common stock not owned by Atlas or its affiliates • Offer value of $4.00 per share in cash, representing: – 66% premium to Tempest closing price of $2.41 on 3/21/2024, the day prior to the proposal's submission – 34% premium to Tempest's 1-month VWAP of $2.98 as of 3/21/2024 – 43% premium to Tempest's VWAP since the release of Q4 earnings on 2/27/2024 • Offer implies an equity value of $1.4bn[1], an enterprise value of $1.6bn[1] and an EV / CY2024E Adjusted EBITDA multiple of ~19x[2]
Stated Rationale	• Demand headwinds facing Tempest necessitate a major strategic restructuring and potential leadership changes, likely to lead to years of turmoil, that will in turn impact Tempest's valuation, employees and customers, and damage its long-term competitiveness • Transformation contemplated is best conducted out of the public spotlight and disclosure requirements • Allows Tempest's other shareholders to eliminate their exposure to the risks and downside potential of remaining public during this time
Key Terms & Process Considerations	• Not conditioned on the approval of a majority of the minority shareholders, and would not agree to a transaction on that condition • Only interested in acquiring shares that Atlas or its affiliates do not currently own • No interest in a disposition or sale of Atlas or its affiliates' holdings in Tempest • No interest in voting for or participating in an alternative change of control or similar transaction involving Tempest • Will not proceed unless the proposal is recommended to the Board of Directors by the Special Committee, advised by legal and financial advisors • Limited confirmatory due diligence to be completed within 2-3 weeks, concurrently with negotiation of definitive documentation • Not subject to financing conditions

LAZARD

Source: FactSet as of 3/21/2024 and Atlas Bid Proposal as of 3/22/2024.
1 Based on Tempest's balance sheet and FDSO as of 3/31/2024.
2 Represents the median broker consensus of $82 million as of March 21, 2024.

13

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Source: 1 Tempest Management Plan, company filings and FactSet as of 4/25/2024. Tempest 52 - Week High of $8.24 occurred on 5/31/2023. $8.00 $7.50 $7.00 $6.50 $6.00 $5.50 $5.00 $4.50 $4.00 $2.33 Price Per Share 349.5 349.1 348.7 348.2 347.6 346.9 346.2 345.4 344.5 338.8 FDSO $2.8 $2.6 $2.4 $2.3 $2.1 $1.9 $1.7 $1.6 $1.4 $0.8 Implied Equity Value $3.0 $2.8 $2.7 $2.5 $2.3 $2.1 $2.0 $1.8 $1.6 $1.0 Implied Enterprise Value 2.7x 2.5x 2.4x 2.2x 2.0x 1.9x 1.7x 1.6x 1.4x 0.9x :1,127m CY’23A Implied EV / Revenue 2.9x 2.7x 2.6x 2.4x 2.2x 2.1x 1.9x 1.7x 1.5x 1.0x :1,037m CY’24E 2.6x 2.5x 2.3x 2.2x 2.0x 1.8x 1.7x 1.5x 1.4x 0.9x :1,152m CY’25E 27.1x 25.5x 23.9x 22.3x 20.7x 19.1x 17.5x 15.9x 14.3x 9.1x :112m CY’23A Implied EV / Adjusted EBITDA 32.9x 30.9x 29.0x 27.1x 25.1x 23.2x 21.3x 19.4x 17.4x 11.0x :S2m CY’24E 19.4x 18.3x 17.2x 16.0x 14.9x 13.7x 12.6x 11.4x 10.3x 6.5x :155m CY’25E 243% 222% 200% 17S% 158% 13c% 115% S3% 72% 0% % vs. Current as of 4/25/24 (:2.33) 234% 213% 1S3% 172% 151% 130% 10S% 88% c7% (3%) % vs. 1 - Month VWAP as of 4/25/24 (:2.3S) 1S8% 17S% 1c1% 142% 123% 105% 8c% c7% 4S% (13%) % vs. 2 - Month VWAP as of 4/25/24 (:2.cS) 1c0% 143% 127% 111% S5% 78% c2% 4c% 30% (24%) % vs. 3 - Month VWAP as of 4/25/24 (:3.08) (3%) (S%) (15%) (21%) (27%) (33%) (3S%) (45%) (51%) (72%) % vs. 52 - Week High 1 as of 4/25/24 (:8.24) 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 0.3 Plus: Debt (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) (0.1) Less: Cash Metric Analysis at Various Prices ($ in billions except per share values or as otherwise stated) Current Price 4/25 Atlas Offer 3 / 22 4 14

C O N F I D E N T I A L P R O J E C T T E M P E S T Appendix I

C O N F I D E N T I A L P R O J E C T T E M P E S T Lazard Diligence A

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST A LAZARD DILIGENCE

Lazard's Diligence Process

Diligence Process

- Lazard conducted diligence on Tempest's historical performance, 2024 guidance, 5-year financial forecast (the "Tempest Management Plan") and competitive positioning
- Lazard held diligence calls with Tempest management to gain a deeper understanding of its business and financial performance, budgeting process, management plan, strategy and competitive landscape
- Following calls, Lazard provided subsequent follow-up questions and various data requests for further review
- Lazard also reviewed board presentations, historical financial statements, budgets and forecasts, capitalization / debt information, analysis of tax assets and other information provided by management

Key Diligence Areas

- Lazard's diligence focused on the following key areas, among others:
  1. Historical Business and Financial Performance
     - Historical (annual) and recent (quarterly) financial performance, especially developments in the business since 2023 engagement
     - Evolution of KPIs (e.g., pipeline, backlog, utilization, headcount, bill rates, attrition trends)
     - Customer concentration, top customers, account health, customer contracts and material churn events
     - Go-to-market strategy and performance
  2. Management's Financial Projections
     - Tempest Management Plan
     - Model architecture and key assumptions
  3. Positioning & Competitive Dynamics
     - Company positioning and key differentiators
     - Key competitors and win rates
     - Market trends by vertical and by geography
     - Near-term growth outlook relative to peers

LAZARD 17

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST A LAZARD DILIGENCE

Key Diligence Learnings

Tempest Positioning	• Emerging provider of consulting and digital transformation services; known for thought leadership, premium positioning and pricing – and has a corresponding higher proportion of onshore (high cost) talent and project delivery than its competitors • Best positioned when clients are less budget-constrained and focused on longer-term / transformational strategic projects • Limited outbound marketing historically; has been a beneficiary of inbound demand, given previously robust market for digital transformation – Historically <20% of bookings were derived from outbound marketing, increasing Tempest's vulnerability in budget-constrained environments; Tempest has recently invested in outbound GTM to reduce reliance on inbound demand
Recent Performance	• Tempest has struggled since 2H22, when Revenue growth stalled due to various headwinds (largely macro), which has caused ongoing reductions in client budgets, delay, downsizing and cancelation of projects, a longer-than-typical sales cycle and slower new project ramping • In addition, given market conditions, clients are focused on efficiency more than growth and are deprioritizing transformational / consulting projects, and favoring lower cost, offshore project delivery; this has led to a Tempest skills mismatch vs. the demand environment • In August 2023, Tempest announced a cost cutting program and major reorganization (to consolidate operational functions globally, and Revenue functions regionally; under previous model, countries operated highly independently), which has rolled out slower than hoped but has nonetheless impacted ability to execute projects due to the scale/scope of the reorg • Headwinds above have led to EBITDA margin guidance below consensus in the last eight quarters, and Revenue growth guidance below consensus in six of the last seven; Tempest missed Q4 2023 EBITDA by 50%+ ($14M actual vs. $31M consensus) and Revenue growth by ~500bps (19% decline vs. 14% consensus), and guided to a 2024 Revenue decline of 10-13% (vs. consensus decline of 1%); the stock fell 29%
2024 Forecast	• Due to a projected Q1 Revenue beat ($249M vs. guidance $241–246M) and strong Q1 Bookings (highest book-to-bill since 2019), Tempest is forecasting 2024 Revenue of $1,037M; this assumes a $3M tailwind in Q2 from accelerating conversion of the lower-likelihood pipeline • Tempest forecasts 2024 EBITDA of $92M (8.8% margin, in line with 8-10% guidance), which hinges on accelerating near-term headcount cuts by ~200 heads vs. the current trajectory (delayed thus far by lack of senior management support) and $2M of additional non-wage cost cuts
Long-Term Plan	• Tempest forecasts growth of 11% in 2025 and 20-21% thereafter, assuming a macro and demand recovery, followed by a return to the company's long-term growth rate driven by strong demand for its differentiated services and limited market penetration • Revenue and Gross Margin forecast assumes 68% utilization from 2025 onwards (historically high; driven by reorg / other operational initiatives), and ABR growth (driven by market rebound, recovery of consulting work) outpacing wage growth (held down by hiring shift towards junior roles) • EBITDA forecast assumes increasing S&M efficiency driven by market rebound and 2024 S&M transformation, and other operating efficiencies

Source: Tempest Management.

LAZARD 18

C O N F I D E N T I A L P R O J E C T T E M P E S T Valuation Support B

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions P R O J E C T T E M P E S T Source: Wall Street research and FactSet as of 4/25/2024. Note: Tempest completed its IPO on September 15, 2021. 1 J.P. Morgan has withdrawn its price target in recent research. 2 William Blair has stated “Market Perform” rating in recent research without naming a specific price target. 3 Wolfe Research has not provided a price target to accompany recent “Peer Perform” rating. 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $0 $5 $10 $15 $20 $25 $30 $35 $40 10/2021 12/2021 02/2022 04/2022 06/2022 08/2022 10/2022 12/2022 02/2023 04/2023 06/2023 08/2023 10/2023 12/2023 02/2024 Current Buy Hold Sell Share Price Target Price Price Per Share Percentage of Broker Recommendations Target Price Rating Firm Date $6.00 Buy 04/12/2024 5.00 Hold 04/16/2024 4.00 Hold 02/27/2024 3.40 Hold 02/27/2024 3.00 Hold 04/16/2024 – 1 Buy 02/28/2024 – 2 Hold 02/27/2024 – 3 Hold 02/27/2024 $6.00 High $3.00 Low $4.28 Mean $4.00 Median $2.33 Current Share Price 71.7% % Median Above (Below) Current As of 4/25/24 Broker Target Prices and Recommendations ($ per share) Summary of Broker Target Prices and Recommendations Broker Recommendations Monthly Evolution Since IPO B V A L U A T I O N S U P P O R T 20

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST B VALUATION SUPPORT

Comparable Companies Analysis

($ in billions)

	% Ch. 52 Wk.		Equity	Enterprise	Enterprise Value / Revenue			Enterprise Value / Adj. EBITDA[1]			Gross Margin			Adj. EBITDA Margin[1]			Revenue Growth[2]		
Company	Low	High	Value	Value	23A/E	24E	25E	23A/E	24E	25E	23A/E	24E	25E	23A/E	24E	25E	'22–'23	'23–'24	'24–'25
Digital IT Services																			
EPAM Systems	17%	(25%)	$14.2	$12.1	2.58x	2.52x	2.29x	14.5x	14.9x	13.0x	31%	31%	33%	18%	17%	18%	(3%)	3%	10%
Globant	31%	(28%)	8.0	8.0	3.83	3.29	2.76	18.6	16.1	13.1	38%	38%	38%	21%	20%	21%	11%	16%	19%
Endava	0%	(64%)	1.7	1.5	1.54	1.60	1.36	8.0	8.4	6.1	33%	32%	35%	19%	19%	22%	5%	(1%)	16%
			25th Percentile		2.06x	2.06x	1.82x	11.2x	11.7x	9.5x	32%	31%	34%	19%	18%	19%	1%	1%	13%
			Mean		2.65	2.47	2.14	13.7	13.2	10.7	34%	34%	35%	19%	19%	20%	4%	6%	15%
			Median		2.58	2.52	2.29	14.5	14.9	13.0	33%	32%	35%	19%	19%	21%	5%	3%	16%
			75th Percentile		3.21	2.90	2.53	16.5	15.5	13.1	36%	35%	37%	20%	20%	22%	8%	9%	18%
Diversified IT Services																			
Accenture	17%	(20%)	$199.2	$197.2	3.05x	2.96x	2.77x	13.9x	13.3x	12.4x	33%	33%	33%	22%	22%	22%	3%	3%	7%
Capgemini	32%	(11%)	38.3	40.5	1.68	1.65	1.55	10.6	10.3	9.5	27%	27%	27%	16%	16%	16%	4%	2%	7%
Cognizant Tech	14%	(16%)	33.6	31.8	1.64	1.64	1.56	8.8	8.5	7.9	35%	35%	35%	19%	19%	20%	(1%)	0%	5%
			25th Percentile		1.66x	1.65x	1.56x	9.7x	9.4x	8.7x	30%	30%	30%	17%	18%	18%	1%	1%	6%
			Mean		2.12	2.09	1.96	11.1	10.7	9.9	31%	32%	31%	19%	19%	20%	2%	2%	6%
			Median		1.68	1.65	1.56	10.6	10.3	9.5	33%	33%	33%	19%	19%	20%	3%	2%	7%
			75th Percentile		2.37	2.31	2.17	12.2	11.8	10.9	34%	34%	34%	20%	21%	21%	4%	2%	7%
			Global 25th Perc.		1.65x	1.64x	1.56x	9.2x	9.0x	8.3x	31%	31%	33%	18%	17%	18%	(0%)	1%	7%
			Global Mean		2.39	2.28	2.05	12.4	11.9	10.3	33%	33%	33%	19%	19%	20%	3%	4%	11%
			Global Median		2.13	2.09	1.93	12.2	11.8	10.9	33%	32%	34%	19%	19%	20%	4%	2%	8%
			Global 75th Perc.		2.94	2.85	2.64	14.4	14.5	12.9	34%	34%	35%	20%	20%	22%	5%	3%	14%

Source: Company filings, Wall Street research and FactSet as of 4/25/2024.
Note: Years refer to calendar years.
1 All EBITDA figures shown are Adjusted EBITDA presented on a like-for-like basis excluding stock-based compensation.
2 Organic revenue growth figures are shown where available.

LAZARD

21

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Comparable Precedent Transactions ($ in millions unless otherwise stated) P R O J E C T T E M P E S T Source: Note: 1 Company filings and Wall Street research. All EBITDA figures calculated on a pre - SBC basis where available. DXC (State C Local HHS Business) and Aricent EBITDA multiples are shown as disclosed by the respective companies and may be burdened for SBC due to lack of available information. EV / LTM Adj. EBITDA Enterprise Value Target Acquiror Announcement Date 9.4x $2,160 Sykes Sitel Group Jun - 21 16.4 $1,993 Virtusa Baring Private Equity Sep - 20 12.5 1 $5,000 DXC ( HHS Business ) Veritas Capital Mar - 20 11.2 €5,078 Altran Capgemini Jun - 19 15.3 $1,989 Luxoft DXC Jan - 19 13.3 $3,586 Syntel Atos Jul - 18 10.6 1 $2,000 Aricent Altran Nov - 17 17.0 $4,603 iGate Capgemini Apr - 15 16.1 $3,402 Sapient Publicis Nov - 14 11.2x 25th Percentile 13.5x Mean 13.3x Median 16.1x 75th Percentile B V A L U A T I O N S U P P O R T 22

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Tempest Discounted Cash Flow Analysis – Tempest Management Plan ($ in millions except per share values) P R O J E C T T E M P E S T Source: Note: Tempest Management, company filings, Wall Street research and FactSet as of 4/25/2024. DCF assumes mid - year convention and valuation date as of 3/31/2024. Adj. EBITDA burdened for restructuring charges. Effective Tax rate excludes impact of Net Operating Loss (NOL) utilization. Enterprise Value, Equity Value and Implied Share Price figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $13m - $15m. Assumes acquisition of Watchful assets/talent announced 4/17/2024 is valued in line with $2.525m purchase price (including $1.25m contingent consideration; no valuation premium or discount to purchase price). DCA and Adjusted EBIT are unburdened by amortization of acquisition - related intangible assets. Tempest Management is required to burden the income statement for a level of bad debt expense that exceeds the forecasted uncollectable amount. Implied perpetual growth rate calculated based on Terminal Value and terminal year FCF excluding impact of NOLs, NOL utilization and Watchful acquisition. 1 2 3 Actuals Tempest Management Plan CY2023A Q1 CY'24A Q2 CY'24E Q3 CY'24E Q4 CY'24E CY2025E CY2026E CY2027E CY'28E / TV $380 $307 $235 $155 $31 $32 $18 $4 $93 Adjusted EBITDA 1S% 18% 17% 13% 12% 12% 7% 2% 8% % Margin (43) (36) (30) (25) (5) (5) (5) (4) (22) Depreciation C Amortization 1 (70) (59) (49) (46) (13) (11) (11) (11) (65) Stock - Based Compensation $267 $213 $157 $84 $13 $16 $2 ($10) $6 Adjusted EBIT 1 13% 13% 11% 7% 5% c% 1% (4%) 1% % Margin (76) (67) (56) (50) (27) (18) 1 (0) Taxes 2S% 31% 3c% 5S% 203% 111% (c3%) (0%) % Effective Tax Rate $190 $146 $100 $35 ($14) ($2) $3 ($10) NOPAT S% S% 7% 3% (5%) (1%) 1% (4%) % Margin 43 36 30 25 5 5 5 Plus: Depreciation C Amortization 5 4 3 3 1 1 1 Plus: Bad Debt Expense 2 (41) (35) (30) (17) 5 7 16 Less: Increase in NWC (48) (40) (34) (28) (5) (5) (5) Less: Capital Expenditures $149 $111 $70 $17 ($8) $6 $20 Unlevered Free Cash Flow Enterprise Value at CY2028E (NTM) Adjusted EBITDA Multiple of Implied Share Price ($) at CY2028E (NTM) Adjusted EBITDA Multiple of PV of FCFs Q2 '24E – '27E WACC 14.5x 13.0x 11.5x 10.5x S.0x $3,319 $2,993 $2,667 $2,449 $2,123 3,427 3,090 2,753 2,528 2,191 3,539 3,191 2,842 2,610 2,262 3,656 3,296 2,936 2,696 2,336 3,778 3,405 3,033 2,785 2,413 14.5x 13.0x 11.5x 10.5x S.0x $8.84 $7.93 $7.01 $6.39 $5.48 9.15 8.20 7.25 6.62 5.67 9.46 8.48 7.50 6.85 5.87 9.79 8.78 7.76 7.09 6.08 10.13 9.09 8.04 7.34 6.29 16.0% 15.0% 14.0% 13.0% 12.0% $150 153 156 159 163 Equity Value at CY2028E (NTM) Adjusted EBITDA Multiple of Implied PGR 3 at CY2028E (NTM) Adjusted EBITDA Multiple of WACC 14.5x 13.0x 11.5x 10.5x S.0x $3,095 $2,769 $2,443 $2,225 $1,899 3,203 2,866 2,529 2,304 1,967 3,315 2,967 2,618 2,386 2,038 3,432 3,072 2,712 2,472 2,112 3,554 3,181 2,809 2,561 2,189 14.5x 13.0x 11.5x 10.5x S.0x 13.1% 12.7% 12.3% 12.0% 11.3% 12.1% 11.8% 11.3% 11.0% 10.3% 11.1% 10.8% 10.4% 10.0% 9.3% 10.1% 9.8% 9.4% 9.0% 8.4% 9.1% 8.8% 8.4% 8.0% 7.4% 16.0% 15.0% 14.0% 13.0% 12.0% B V A L U A T I O N S U P P O R T 23

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST B VALUATION SUPPORT

Discounted Cash Flow Analysis – Sensitivity Analysis

($ per share)

Analysis below shows the implied value per share for Tempest in the following scenarios:

- Tempest Management Plan ("MP") Sensitivities assuming MP is sensitized for each year over CY2025-2028E as follows:
  - Revenue growth is sensitized in increments of 2.5%
  - Capacity Utilization is sensitized in increments of 1.5%, which represents a ~1.5% change in Adjusted EBITDA margin
- Each scenario is shown for three cases:
  - Low case: 16.0% WACC, 9.0x Exit Multiple[1]
  - Mid case: 14.0% WACC, 11.5x Exit Multiple[1]
  - High case: 12.0% WACC, 14.5x Exit Multiple[1]

Revenue Growth Sensitivity

Implied Value Per Share

Revenue Growth – MP Sensitivities	Low	Mid	High
MP – 5.0%	$4.52	$6.22	$8.44
MP – 2.5%	4.98	6.84	9.26
MP	5.48	7.50	10.13
MP + 2.5%	6.00	8.20	11.07
MP + 5.0%	6.55	8.95	12.06

Adjusted EBITDA Margin Sensitivity

Implied Value Per Share

MP Sensitivities: Capacity Utilization	Adj. EBITDA Margin	Low	Mid	High
64.90%	MP – 3.0%	$4.45	$6.16	$8.37
66.40%	MP – 1.5%	4.96	6.83	9.25
67.90%	MP	5.48	7.50	10.13
69.40%	MP + 1.5%	5.99	8.17	11.02
70.90%	MP + 3.0%	6.50	8.85	11.90

LAZARD

Source: Tempest Management.
Note: Implied Value Per Share figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $13m - $15m.
1 Exit Multiple represents the NTM Adj. EBITDA Multiple applied to CY2028E / Terminal Year Adj. EBITDA.

Low Range of DCF
High Range of DCF

24

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

B VALUATION SUPPORT

Discounted Cash Flow Analysis – Sensitivity Analysis (cont'd)

($ per share)

Implied Value Per Share

Low Case — Exit Multiple: 9.0x[1]; WACC: 16.0%

Capacity Utilization	Adj. EBITDA Margin	Revenue Growth Δ vs. Management Plan (5.0%)	(2.5%)	MP	2.5%	5.0%
64.90%	(3.0%)	$3.64	$4.03	$4.45	$4.89	$5.36
66.40%	(1.5%)	4.08	4.51	4.96	5.45	5.96
67.90%	MP	4.52	4.98	5.48	6.00	6.55
69.40%	1.5%	4.95	5.45	5.99	6.55	7.15
70.90%	3.0%	5.39	5.92	6.50	7.10	7.75

Mid Case — Exit Multiple: 11.5x[1]; WACC: 14.0%

Capacity Utilization	Adj. EBITDA Margin	Revenue Growth Δ vs. Management Plan (5.0%)	(2.5%)	MP	2.5%	5.0%
64.90%	(3.0%)	$5.08	$5.60	$6.16	$6.75	$7.37
66.40%	(1.5%)	5.65	6.22	6.83	7.47	8.16
67.90%	MP	6.22	6.84	7.50	8.20	8.95
69.40%	1.5%	6.79	7.46	8.17	8.93	9.73
70.90%	3.0%	7.36	8.08	8.85	9.66	10.52

High Case — Exit Multiple: 14.5x[1]; WACC: 12.0%

Capacity Utilization	Adj. EBITDA Margin	Revenue Growth Δ vs. Management Plan (5.0%)	(2.5%)	MP	2.5%	5.0%
64.90%	(3.0%)	$6.94	$7.63	$8.37	$9.15	$9.99
66.40%	(1.5%)	7.69	8.45	9.25	10.11	11.02
67.90%	MP	8.44	9.26	10.13	11.07	12.06
69.40%	1.5%	9.18	10.07	11.02	12.02	13.09
70.90%	3.0%	9.93	10.88	11.90	12.98	14.13

Source: Tempest Management.

Note: Implied Value Per Share figures are adjusted to include the Present Value of Net Operating Losses (NOLs) ranging from $13m - $15m. Analysis shows the implied value per share for Tempest in the following scenarios: MP Sensitivities assuming MP is sensitized for each year over CY2025-2028E as follows: Revenue growth is sensitized in increments of 2.5% and Capacity Utilization is sensitized in increments of 1.5%, which represents a ~1.5% change in Adjusted EBITDA margin.

1. Exit Multiple represents the NTM Adj. EBITDA Multiple applied to CY2028E / Terminal Year Adj. EBITDA.

Low Range of DCF

High Range of DCF

LAZARD

25

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST B VALUATION SUPPORT

Tempest NOLs Discounted Cash Flow Analysis – Tempest Management Plan

($ in millions)

			Actuals		Tempest Management Plan							
			Q1 2024A		Q2 2024E	Q3 2024E	Q4 2024E	CY2025E	CY2026E	CY2027E	CY2028E	CY2029E+
Corporate Entity	Tax Rate	Depletion By	Gross NOL Balance	Tax Effected NOL Balance	Depletion Schedule							
U.S. NOLs												
TWUSA	4.4%	31-Dec-39	$0.4	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
TWUSA	6.0%	31-Dec-29	0.4	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWUSA	9.8%	31-Dec-34	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TWUSA	7.9%	31-Dec-39	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
TRACQ	21.0%	31-Dec-30	5.0	1.0	0.0	0.0	0.0	0.2	0.2	0.2	0.2	0.3
TRHLD	21.0%	31-Dec-30	17.6	3.7	0.1	0.1	0.1	0.5	0.5	0.5	0.5	1.1
Total US			$23.6	$4.8	$0.2	$0.2	$0.2	$0.7	$0.7	$0.7	$0.7	$1.4
Non-U.S. NOLs												
TWAUI	30.0%	31-Dec-26	$2.7	$0.8	$0.1	$0.1	$0.1	$0.3	$0.3	-	-	-
TWBRA	34.0%	31-Dec-38	27.8	9.4	0.2	0.2	0.2	0.6	0.6	0.6	0.6	6.4
TWBRZ	34.0%	31-Dec-38	1.4	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.3
TWCAD	26.5%	31-Dec-28	8.8	2.3	0.1	0.1	0.1	0.5	0.5	0.5	0.5	-
TWFIN	20.0%	31-Dec-31	4.6	0.9	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.4
TWDEU	17.5%	31-Dec-28	11.9	2.1	0.1	0.1	0.1	0.4	0.4	0.4	0.4	-
TWDEU	15.8%	31-Dec-26	1.1	0.2	0.0	0.0	0.0	0.1	0.1	-	-	-
TWHKG	16.5%	31-Dec-34	1.9	0.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.2
TWITA	27.9%	31-Dec-28	1.1	0.3	0.0	0.0	0.0	0.1	0.1	0.1	0.1	-
TWNET	25.8%	31-Dec-34	5.9	1.5	0.0	0.0	0.0	0.1	0.1	0.1	0.1	0.8
TWNZL	28.0%	31-Dec-28	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
TWSWI	19.7%	31-Dec-28	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
UKHLD	25.0%	31-Dec-28	2.7	0.7	0.0	0.0	0.0	0.1	0.1	0.1	0.1	-
TWVNM	20.0%	31-Dec-28	0.9	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	-
Total Non-US			$70.7	$19.2	$0.6	$0.6	$0.6	$2.5	$2.5	$2.1	$2.1	$8.1
Total			$94.3	$24.0	$0.8	$0.8	$0.8	$3.2	$3.2	$2.8	$2.8	$9.5
Discount factor[1]					1.0	1.0	0.9	0.8	0.7	0.7	0.6	
Discounted Cash Flow Benefit					0.8	0.8	0.7	2.7	2.4	1.9	1.6	3.2
PV of NOLs as of March 31, 2024[1]			$14.1									

WACC	Implied Cost of Equity	Implied PV of NOLs
16.0%	16.0%	$13.3
15.0%	15.0%	13.7
14.0%	14.0%	14.1
13.0%	13.0%	14.5
12.0%	12.0%	15.0

Source: Tempest Management.
1 Discounted at a Cost of Equity of 14.0%, representing the midpoint of the WACC analysis Cost of Equity.

LAZARD 26

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST

B VALUATION SUPPORT

Tempest WACC Analysis

($ in billions)

Company	Capital Structure			Bloomberg Historical Beta		Barra Predicted Beta	
	Market Value	Net Debt/ Cap.	Net Debt/ Equity	Levered Beta[2]	Unlevered Beta	Levered Beta[2]	Unlevered Beta
EPAM Systems	$14.2	(17%)	(15%)	1.01	1.14	1.43	1.61
Globant	8.0	0%	0%	0.97	0.97	1.52	1.52
Endava	1.7	(16%)	(14%)	1.30	1.47	1.94	2.19
Accenture	199.2	(1%)	(1%)	1.09	1.09	1.04	1.05
Capgemini	38.3	5%	6%	0.84	0.81	1.20	1.15
Cognizant Tech	33.6	(6%)	(5%)	0.97	1.01	0.93	0.97
Peer 25th Percentile		(13%)	(12%)	0.97	0.98	1.08	1.08
Peer Median		(3%)	(3%)	0.99	1.05	1.32	1.34
Peer 75th Percentile		0%	0%	1.07	1.13	1.50	1.59
Digital IT Services Median		(16%)	(14%)	1.01	1.14	1.52	1.61
Diversified IT Services Median		(1%)	(1%)	0.97	1.01	1.04	1.05
Tempest	$0.8[1]	22%[1]	28%[1]	1.20	1.00	1.73	1.44

WACC		Sensitivity Range		Implied Cost of Equity		Implied WACC	
Assumptions		Low	High	Low	High	Low	High
Unlevered Beta	1.44	1.00	1.60	11.7%	16.0%	11.7%	16.0%
Target Net Debt/Capitalization	0.0%	(15.0%)	15.0%	13.8%	16.1%	15.1%	14.5%
Target Net Debt/Equity	0.0%						
Levering Factor	1.0						
Levered Beta[2]	1.44						
Tax Rate	28.6%						
Risk-Free Rate of Return[3]	4.49%						
Equity Risk Premium[4]	7.17%	5.50%[5]	7.17%[5]	12.4%	14.8%	12.4%	14.8%
Cost of Equity[6]	14.8%						
Pre-Tax Cost of Debt	8.0%						
Post-Tax Cost of Debt	5.7%						
WACC[7]	14.8%						

Source: Kroll, company filings, Wall Street research and FactSet as of 4/25/2024.
Note: Bloomberg Global Raw Beta and Barra Predicted World Beta are both shown as of 3/31/2024.
1 Based on Tempest's current price of $2.33 (as of 4/25/2024).
2 Levered Beta = Unlevered Beta x [1 + (1 - Tax Rate)(Net Debt/Equity)].
3 Represents 10-Year Government Bond Yields weighted by Country revenue exposure.
4 Historical long-term equity risk premium (7.17%): large company stock total returns minus long-term government bond income returns. (Source: Kroll December 2023).
5 Low end of range: Kroll recommended equity risk premium (5.50%) as of February 2024; high end of range: historical long-term equity risk premium (7.17%) as of December 2023. (Source: Kroll).
6 Cost of Equity = (Risk Free Rate of Return) + (Levered Beta)(Equity Risk Premium).
7 Weighted Average Cost of Capital = (Post-Tax Cost of Debt)(Net Debt/Cap) + (Cost of Equity)(Equity/Cap).

LAZARD

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DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions Country - Weighted Risk - Free Rate Analysis P R O J E C T T E M P E S T Source: Tempest Management Plan, Trading Economics and FactSet as of 4/25/2024. 1 Yields are for 10 - year local currency government bonds as of 4/25/2024. All yields retrieved from FactSet unless otherwise noted. 2 Chile’s 10 - year government bond yield is retrieved from Trading Economics and is as of 4/25/2024. 3 Ecuador does not have an active local currency bond market – analysis applied U.S. treasury yield as a proxy as Ecuador’s economy is fully dollarized. 4 Yield weighted by CY2024E revenue share. Yield (%) 1 CY2024E Revenue Share (%) Country 4.70% 32.6% US 2.63% 13.2% Germany 4.41% 12.0% Australia 7.20% 9.1% India 4.36% 8.2% UK 3.41% 6.8% Singapore 2.27% 5.9% China 3.86% 3.1% Canada 11.83% 2.7% Brazil 3.44% 1.7% Spain 6.16% 2 1.3% Chile 4.00% 1.2% Italy 2.75% 0.8% Thailand 4.70% 3 0.4% Ecuador 2.92% 0.4% Netherlands 3.07% 0.3% Finland 6.86% 0.2% Romania 4.05% 0.2% Hong Kong 4.92% 0.0% New Zealand 0.80% 0.0% Switzerland 4.49% Country - Weighted Risk - Free Rate 4 B V A L U A T I O N S U P P O R T 28

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST B VALUATION SUPPORT

Premia in Selected Precedent Minority Transactions[1] by Controlling Shareholder

($ in billions)

					Initial Bid Premium to			Final Bid Premium to		
Date	Target	Acquiror	% of Equity Owned[2]	Implied Equity Value[3]	Closing Share Price Before Initial Bid[4]	1-Month VWAP (at Initial Bid)[5]	Initial to Final Bid Increase	Closing Share Price Before Initial Bid[4]	Unaffected Share Price[6]	1-Month VWAP (Unaffected)[5,6]
Aug-23	SciPlay	Light & Wonder	83%	$2.9	29%	18%	15%	47%	47%	35%
Dec-22	Weber	BDT Capital	72%	2.4	24%	(4%)	29%	60%	24%	18%
Jun-22	Convey	TPG Capital	75%	0.8	66%	48%	17%	93%	143%	105%
Nov-20	Urovant	Sumitovant Biopharma	72%	0.6	55%	50%	30%	101%	96%	100%
Aug-20	Akcea	Ionis Pharmaceuticals	76%	1.9	42%	37%	13%	61%	59%	59%
Aug-20	Hudson	Dufry AG	57%	0.7	24%	9%	23%	52%	50%	61%
Nov-19	AVX	KYOCERA Corp	72%	3.7	30%	28%	12%	45%	45%	42%
Jun-18	Foundation Medicine	Roche	57%	5.1	30%	41%	3%	34%	29%	41%
Nov-16	Synutra	Investor Group	64%	0.3	63%	28%	2%	67%	58%	31%
Sep-16	Federal-Mogul	Icahn	82%	1.7	41%	63%	43%	101%	101%	133%
Mar-16	Crown Media	Hallmark	90%	1.8	2%	13%	Nil	2%	2%	13%
25th Percentile			68%	$0.8	26%	15%	7%	46%	37%	33%
Mean			73%	$2.0	37%	30%	17%	60%	60%	58%
Median			72%	$1.8	30%	28%	15%	60%	50%	42%
75th Percentile			79%	$2.6	48%	44%	26%	80%	78%	80%
Tempest			61%	$1.4	66%	34%	–	–	–	–

LAZARD

Source: Atlas Bid Proposal (as of 3/22/2024), Tempest Management and company filings.
1. All cash, minority transactions with U.S. targets and over $100m in equity consideration over the last 8 years with offers from only single acquiror. Excludes transactions in real-estate, energy, financial institutions and oil and gas industries.
2. Based on issued and outstanding common stock, on a non-diluted basis.
3. Implied Equity Value calculated as final bid price multiplied by FDSO.
4. Reflects unaffected date of first bid.
5. Reflects 1 calendar month.
6. Reflects unaffected date prior to bid announcement, transaction agreement or market rumors.

29

DRAFT – Presentation Materials are Preliminary, Confidential and Subject to Further Revisions

PROJECT TEMPEST
B VALUATION SUPPORT

Historical Premia Paid Analysis – *All-Cash Transactions (Last 5 Years)*

All Acquirors


N = 83
53%
34%
24%
75th Percentile
Median
25th Percentile

Financial Sponsor Acquirors


N = 49
57%
34%
25%
75th Percentile
Median
25th Percentile

Source: FactSet as of 4/25/2024.
Note: Analysis includes all technology and IT services M&A majority transactions since Apr-19 with public targets and deal values greater than $500 million. Premia represent purchase price premia relative to unaffected share prices.

LAZARD
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